EXHIBIT 99.1

GOLDMAN SACHS ANNOUNCES PRELIMINARY COURT APPROVAL OF SHAREHOLDER DERIVATIVE SETTLEMENT RELATING TO 1MDB

NEW YORK, NY, September 22, 2022 – The Goldman Sachs Group, Inc. (NYSE: GS) today announced that on September 16, 2022, the U.S. District Court for the Southern District of New York preliminarily approved a settlement agreement resolving a shareholder derivative lawsuit involving the firm. In accordance with the Court’s order preliminarily approving the settlement, Goldman Sachs is making disclosure of the settlement to its shareholders in the Notice of Settlement of Shareholder Derivative Litigation and Hearing (Notice) attached hereto. The Notice, along with a copy of the full settlement agreement, can also be found on the investor relations section of the firm’s website at the following web addresses: www.goldmansachs.com/investor-relations/docs/FultonCountyEmployeesRetirementSystem-NoticeofSettlement.pdf and www.goldmansachs.com/investor-relations/docs/FultonCountyEmployeesRetirementSystem-StipulationandAgreement.pdf.

The Goldman Sachs Group, Inc. is a leading global financial institution that delivers a broad range of financial services across investment banking, securities, investment management and consumer banking to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

FULTON COUNTY EMPLOYEES’

RETIREMENT SYSTEM, Derivatively on Behalf of THE GOLDMAN SACHS GROUP, INC.,

Plaintiff,

v.

LLOYD BLANKFEIN, DAVID M. SOLOMON,

M. MICHELE BURNS, MARK A. FLAHERTY,

WILLIAM W. GEORGE, JAMES A. JOHNSON, ELLEN J. KULLMAN, LAKSHMI N. MITTAL, ADEBAYO O. OGUNLESI, PETER OPPENHEIMER, DAVID A. VINIAR, and MARK O. WINKELMAN,

Defendants,

and

THE GOLDMAN SACHS GROUP, INC.,

Nominal Defendant.

Case No. 1:19-cv-01562 (VSB)

NOTICE OF SETTLEMENT OF SHAREHOLDER

DERIVATIVE LITIGATION AND HEARING

TO:	ALL RECORD AND BENEFICIAL OWNERS OF THE GOLDMAN SACHS GROUP, INC. COMMON STOCK AS OF MAY 13, 2022 (THE “RECORD DATE”), WHO CONTINUE TO OWN SUCH SHARES (“GOLDMAN SACHS SHAREHOLDERS”)

PLEASE READ THIS NOTICE CAREFULLY

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF THIS SHAREHOLDER DERIVATIVE LITIGATION BROUGHT FOR THE BENEFIT OF GOLDMAN SACHS AND CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS CONCERNING THE LAWSUIT. THIS NOTICE IS NOT AN EXPRESSION OF ANY OPINION BY THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES IN THE LAWSUIT. THE STATEMENTS IN THIS NOTICE ARE NOT FINDINGS OF THE COURT.

BECAUSE THIS IS A SHAREHOLDER DERIVATIVE ACTION BROUGHT FOR THE BENEFIT OF GOLDMAN SACHS, NO INDIVIDUAL GOLDMAN SACHS SHAREHOLDER HAS THE RIGHT TO RECEIVE ANY INDIVIDUAL CONSIDERATION AS A RESULT OF OR IN CONNECTION WITH THIS SETTLEMENT.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the United States District Court for the Southern District of New York (the “Court”), that a proposed settlement (the “Settlement”) has been reached among (i) Plaintiff Fulton County Employees’ Retirement System (“Plaintiff”); (ii) Lloyd Blankfein, M. Michele Burns, Mark A. Flaherty, William W. George, James A. Johnson, Ellen J. Kullman, Lakshmi N. Mittal, Adebayo O. Ogunlesi, Peter Oppenheimer, David M. Solomon, David A. Viniar, and Mark O. Winkelman (the “Individual Defendants”); and (iii) Nominal Defendant The Goldman Sachs Group, Inc. (“Goldman Sachs” or the “Company,” together with the Individual Defendants, the “Defendants,” and together with the Plaintiff, the “Parties”) in the above-captioned litigation (the “Action”). Plaintiff has brought the Action derivatively on behalf of Goldman Sachs based on the Individual Defendants’ alleged breaches of fiduciary duties and violations of federal law, which are predicated on allegations broadly pertaining to 1Malaysia Development Berhad (“1MDB”), a Malaysian sovereign wealth fund (including, without limitation, three bond issuances in 2012 and 2013 underwritten by affiliates of the Company).

This Notice also informs you of the Court’s preliminary approval of the Settlement and of your right to participate in a hearing to be held on January 13, 2023, at 2:00 PM, Eastern Daylight Time, before the Honorable Vernon S. Broderick at the United States District Court for the Southern District of New York, 40 Foley Square, New York, New York 10007 (the “Settlement Hearing”), to determine whether: (i) the Settlement of the Action on the terms and conditions provided for in the Stipulation and Agreement of Settlement dated May 13, 2022 (the

“Stipulation”) is fair, reasonable and adequate to Goldman Sachs and its shareholders and should be approved by the Court; (ii) any application for attorneys’ fees or reimbursement of expenses submitted by Plaintiff or Plaintiff Counsel1 should be granted; and (iii) a Final Judgment and Order of Dismissal should be entered herein.

Defendants have asserted and continue to assert that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Goldman Sachs and its shareholders. Nonetheless, Defendants have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Action. Therefore, Defendants have determined that it is desirable and beneficial that the Action, and all of the Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.

PLEASE NOTE: THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON THE STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES OR THE FAIRNESS OR ADEQUACY OF THE PROPOSED SETTLEMENT.

[1]

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Stipulation. A copy of the Stipulation is being filed with this Notice as an attachment to the Company’s Form 8-K dated September 22, 2022 and filed with the Securities and Exchange Commission. A copy of the Stipulation is also available in the “Investor Relations” page of Goldman Sachs’ website at www.goldmansachs.com/investor relations/docs/FultonCountyEmployeesRetirementSystem-StipulationandAgreement.pdf and on Plaintiff Counsel’s website at www.saxenawhite.com/cases/goldman-sachs-group/.

I.	THE SHAREHOLDER DERIVATIVE ACTION

On February 19, 2019, Plaintiff initiated a shareholder derivative action (the “Action”) by filing a complaint on behalf of the Company in the United States District Court for the Southern District of New York (the “Court”), asserting claims for breaches of fiduciary duty, violations of sections 10(b) and 14(a) of the Securities Exchange Act of 1934 and under various state law principles. The claims were predicated on allegations broadly pertaining to 1MDB, a Malaysian sovereign wealth fund (including, without limitation, three bond issuances in 2012 and 2013 underwritten by affiliates of the Company), and were asserted against certain of the Individual Defendants (and two other directors, Drew Faust and Jan Tighe). As specified in the complaint, some claims were asserted against all the Individual Defendants and some were asserted against a subset thereof.

On May 13, 2019, Defendants filed a motion to dismiss the complaint for failure to make a pre-suit demand on Goldman Sachs’ Board of Directors (the “Board”) and for failure to state a claim. Plaintiff did not file a response to Defendants’ motion to dismiss; rather, on July 12, 2019, Plaintiff filed an amended complaint, which, among other changes, dropped Ms. Faust and Ms. Tighe as defendants, and amplified the allegations raised in its initial pleading. On September 12, 2019, Defendants filed a motion to dismiss the amended complaint for failure to make a pre-suit demand on the Board and for failure to state a claim. That motion was fully briefed as of December 20, 2019. Plaintiff filed Notices of Supplemental Authority on July 27, 2020 and August 27, 2020.

On or about October 22, 2020, the Company announced that it and certain of its subsidiaries had entered into various agreements to resolve investigations by government authorities in the United States, Malaysia and elsewhere relating to 1MDB (the “1MDB Matters”), including a three-year Deferred Prosecution Agreement (“DPA”) with the U.S. Department of Justice (“DOJ”). On the same day, the Board also announced actions it had taken with respect to the compensation of certain current and former Company executives and employees, including clawbacks, forfeitures and compensation reductions.

On November 13, 2020, Plaintiff filed a second amended complaint (the “Complaint”) asserting substantially the same claims against the Individual Defendants as had been raised in the prior complaints, but also adding allegations based on the October 2020 resolutions. On January 15, 2021, Defendants again filed a motion to dismiss the Complaint, for failure to make a pre-suit demand and for failure to state a claim. The Parties completed briefing on the motion to dismiss on May 7, 2021. Plaintiff filed a Notice of Supplemental Authority on May 14, 2021.

The Parties, assisted by neutral mediators, the Honorable Daniel Weinstein (retired) and Mr. Jed Melnick, Esq. (the “Mediators”), engaged in extensive arm’s-length settlement negotiations, including two in-person mediation sessions that took place in Florida on February 2 and 3, 2022, numerous conference calls, and exchanges of mediation statements and other correspondence with the Mediators and each other aimed at reaching an amicable resolution of the Action. Certain insurance companies who issued directors and officers (“D&O”) liability insurance to Goldman Sachs (the “Insurers”) also participated in the settlement process. On February 3, 2022, these mediation efforts culminated in a proposal from the Mediators (the “Proposal”) to resolve the Action, subject to documentation and Court approval, on the following terms: (i) a monetary payment of $79.5 million (the “Monetary Consideration”) to be made by the Insurers to Goldman Sachs, which amount (after payment of any attorneys’ fees and/or reimbursement of expenses awarded by the Court to Plaintiff and/or Plaintiff Counsel) is to be used for compliance purposes and implementation of corporate governance measures; (ii) certain mutually agreed upon corporate governance measures; and (iii) full mutual releases. The Parties and the Insurers accepted the Proposal.

On May 13, 2022, the Parties executed the Stipulation which sets forth the complete terms of the Settlement.

On September 16, 2022, the Court entered an order (the “Preliminary Approval Order”) preliminarily approving the Settlement, setting a schedule for the Court’s final review of the Settlement, and establishing customary notice and objection procedures for Goldman Sachs shareholders.

II. BENEFITS TO GOLDMAN SACHS FROM THE SETTLEMENT

Plaintiff Counsel believes that the Settlement is fair, reasonable, adequate and in the best interests of Goldman Sachs. As set forth in the Stipulation, the Settlement: (i) provides substantial benefits to Goldman Sachs through recovery of monetary consideration to be used solely for funding Goldman Sachs’ compliance activities, as well as providing for implementation of additional remedial measures, including (a) the extension of certain corporate compliance measures, (b) enhancements to the authority of the Chief Compliance Officer (“CCO”), (c) maintenance of an anonymous hotline with reporting to the CCO, and (d) maintenance of an external monitoring channel to monitor public media and industry reports that may raise compliance concerns; and (ii) avoids the uncertainty, costs and attendant risks of protracted litigation, including the existence of legal and factual defenses to the claims asserted in the Action.

III. BENEFITS TO DEFENDANTS FROM THE SETTLEMENT

Defendants have asserted and continue to assert that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Goldman Sachs and its shareholders, and enter into this Settlement without admitting any liability or wrongdoing in connection with those claims that have, or could have, been asserted against them in the Action.

Nonetheless, Defendants also have taken into account the expense, uncertainty and risks inherent in any litigation, especially in complex cases like the Action. Therefore, Defendants have determined that it is desirable and beneficial that the Action, and all of the Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Pursuant to the terms set forth below, the Stipulation (including all of its Exhibits) shall in no event be construed as or deemed to be evidence of a presumption, admission or concession by Defendants with respect to any claim of fault, liability, wrongdoing or damage whatsoever.

IV. TERMS OF THE PROPOSED SETTLEMENT

The full terms and conditions of the Settlement are embodied in the Stipulation and Agreement of Settlement (the “Stipulation” or the “Settlement”), which is on file with the Court. The following is only a summary of the Stipulation.

In consideration of the full settlement, satisfaction, compromise and release of the Released Claims, the Monetary Consideration of $79.5 million shall be paid by the Insurers on behalf of the Individual Defendants to Goldman Sachs within thirty (30) calendar days of the Effective Date, and shall be used (subject to payment of Plaintiff and/or Plaintiff Counsel’s attorneys’ fees and/or reimbursement of expenses as set forth in the Stipulation) solely for funding Goldman Sachs’ compliance activities, including but not limited to funding the compliance measures referenced in the paragraph below.

As part of this Settlement, and to specifically address Plaintiff’s goal that certain of its allegations contained in the Complaint are addressed, Goldman Sachs has agreed to adopt and/or maintain the following compliance measures for a period of three years, unless otherwise indicated: (i) Goldman Sachs shall extend the Corporate Compliance Program provisions of Attachment C of the DPA for a period of one year following the expiration of the DPA on October

2, 2023; (ii) the Company’s CCO shall report to the Board (or the Audit Committee of the Board), on a periodic basis (but at least quarterly), and shall also have the necessary resources to hire a dedicated internal investigatory staff and be empowered to hire external investigators where, in the CCO’s discretion, it is appropriate to do so; (iii) the Company shall maintain an anonymous hotline that employees may use to report matters to the CCO, which will be managed by the Company’s Compliance Department; and (iv) the Company shall designate an external party to monitor public media and industry reports that may raise compliance concerns involving Goldman Sachs. These corporate governance measures are described in greater detail in Section B of the Stipulation.

V. DISMISSAL AND RELEASES

The Stipulation provides that, subject to approval by the Court pursuant to Federal Rule of Civil Procedure 23.1, for good and valuable consideration, the Action shall be dismissed on the merits with prejudice as to all Defendants and against Plaintiff and all Goldman Sachs shareholders, and all Released Claims (as defined and set forth below) shall be completely, fully, finally and forever released, relinquished, settled, discharged and dismissed with prejudice and without costs, as to all Released Parties.2

[2]

“Released Parties” means the Released Plaintiff Parties and the Released Defendant Parties. “Released Plaintiff Parties” means Plaintiff, on behalf of itself, its legal representatives, heirs, executors, administrators, estates, predecessors, predecessors-in-interest, successors, successors-in-interest, affiliates, transferees, and assigns, and any Person acting for or on behalf of, or claiming under, any of them, and each of them, together with each of their respective officers, directors, managers, general partners, employees, representatives, and agents and Plaintiff Counsel. “Released Defendant Parties” means, whether or not any or all of the following Persons were named, served with process, or appeared in the Action: (i) Goldman Sachs; (ii) the Individual Defendants; (iii) any current or former director or officer of the Company or any of its affiliates; (iv) any Person that is or was related to or affiliated or associated with any or all of Defendants or in which any or all of them has or had a controlling interest; and (v) with respect to each of the Persons set forth or described in (i)-(iv), each of their respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, foundations, administrators, beneficiaries, distributees, agents, employees, fiduciaries, partners, control persons, partnerships, general or limited partners, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, shareholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, transferees, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, financing sources, lenders, commercial bankers, attorneys (including, without limitation, Defendants Counsel), personal or legal representatives, accountants, tax advisors, insurers, co-insurers, reinsurers and associates. “Released Defendant Parties” shall not include Messrs. Timothy Leissner, Roger Ng, nor any person who meets the criteria of subparts (iv) or (v) above in respect of Messrs. Leissner or Ng.

In particular, if the Settlement is approved, the Released Plaintiff Parties, Goldman Sachs and each of Goldman Sachs shareholders to the extent he, she, they, or it are acting or purporting to act derivatively on behalf of Goldman Sachs shall be deemed to have fully, finally and forever released, settled and discharged the Released Defendant Parties from and with respect to every one of the Released Plaintiff Claims (as defined, infra) on the terms and conditions set forth herein, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute, whether directly or indirectly, any Released Plaintiff Claims against any of the Released Defendant Parties. Defendants shall also be deemed to have fully, finally and forever, released, settled, and discharged the Released Plaintiff Parties from and with respect to every one of the Released Defendant Claims (as defined, infra), and shall thereupon be forever barred and enjoined from commencing, instituting, or prosecuting, whether directly or indirectly, any of the Released Defendant Claims against any of the Released Plaintiff Parties.

“Released Claims” means the Released Plaintiff Claims and the Released Defendant Claims. “Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, whether asserted or unasserted, known or unknown, accrued or unaccrued, matured or not matured, liquidated or not liquidated, fixed or contingent, including Unknown Claims. “Released Plaintiff Claims” means any and all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under federal, state, local, statutory, regulatory, common, foreign or other law or rule, that Plaintiff or the Company (i) asserted in the Complaint or (ii) could have asserted, or could hereafter assert against any of the Released Defendant Parties either directly or derivatively on behalf of the Company that in any way are based on, arise from or relate to the allegations, transactions, facts, matters, disclosures or nondisclosures set forth in the Complaint, including but not limited to the conduct, actions, inactions, deliberations, statements or representations of any Released Defendant Party. For the avoidance of doubt, “Released Plaintiff Claims” shall not include or release: (i) any claims relating to the right to enforce the Stipulation or Settlement, or (ii) any direct claims of Plaintiff or any other Goldman Sachs stockholder, including without limitation any direct claims asserted under the federal securities laws, including without limitation claims in the Second Amended Class Action Complaint, dated October 28, 2019 (ECF No. 63) in Sjunde AP-Fonden v. The Goldman Sachs Group, Inc. et al., No. 1:18-cv-12084-VSB (S.D.N.Y.). “Released Defendant Claims” means any Claims that have been or could have been asserted in the Action, or in any other action or proceeding, by Defendants or any of their respective successors, transferees and assigns against any of the Released Plaintiff Parties, which arise out of or relate in any way to the institution, prosecution, settlement or dismissal of the Action. “Released Defendant Claims” shall not include: (i) the right to enforce this Settlement; (ii) any Claims that arise out of or relate in any way to the D&O Policies that any of the Defendants has or may have against any of the Insurers; and (iii) any Claims that the Company (or any affiliate thereof) has or may have against Timothy Leissner or Ng Chong Hwa (also referred to as Roger Ng) including, without limitation, any right to clawback, demand forfeiture of, or reduce compensation arising out of or relating to, their employment by the Company or any direct or indirect affiliate thereof.

“Unknown Claims” means any Released Claims which the Released Parties do not know or suspect exist in their favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into or object to the Settlement. With respect to any and all Released Claims, and although the Settlement provides for a specific release of the Released Parties, the Parties stipulate and agree that, upon the Effective Date, the Released Parties shall be deemed to have, and by operation of the Final Judgment and Order of Dismissal shall have, waived the provisions, rights and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Released Parties shall be deemed to have, and by operation of the Final Judgment and Order of Dismissal shall have, waived any and all provisions, rights and benefits conferred by any law of any jurisdiction, state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. Any Released Party may hereafter discover facts in addition to or different from those which he, she, they or it now knows or believes to be true with respect to the Released Claims but, upon the Court’s entry of the Final Judgment and Order of Dismissal, the Released Parties shall be deemed to have fully, finally and forever settled and released any and all Released Claims known or unknown without regard to the subsequent discovery or existence of such different or additional facts. The Released Parties shall be deemed by operation of the Final Judgment and Order of Dismissal to have acknowledged that the foregoing waivers were separately bargained for and are key elements of the Settlement of which this release is a part.

VI. ATTORNEYS’ FEES AND EXPENSES

To date, Plaintiff Counsel have not received any payment for their services in prosecuting the Action. The fee requested by Plaintiff Counsel would compensate counsel for their efforts in achieving the benefits for the Company described in detail in the Stipulation and for their risk in undertaking this representation on a contingency basis.

To that end, Plaintiff Counsel intends to apply to the Court for an award of fees in connection with the initiation and prosecution of this Action (the “Fee Application”), pursuant to the Federal Rules of Civil Procedure, the Local Rules of the United States District Courts for the Southern and Eastern Districts of New York or any other applicable rules, at least thirty-five (35) days before the Settlement Hearing. As part of the Fee Application, Plaintiff Counsel may seek a service award for Plaintiff, reimbursing Plaintiff for its time and costs relating to the prosecution of the Action (the “Service Award”), which will be paid from Plaintiff Counsel’s attorneys’ fees. As part of the Settlement Hearing, the Court will consider the Fee Application and any objections thereto. Defendants and Goldman Sachs have agreed not to object to or otherwise challenge any reasonable attorneys’ fee and expense request made by Plaintiff or Plaintiff Counsel, so long as Plaintiff or Plaintiff Counsel does not apply to the Court for an award of fees and expenses that exceeds 25% of the Monetary Consideration. Such matters are not the subject of any agreement between Plaintiff and Defendants other than as set forth in the Stipulation. The Settlement is not conditioned on the Court granting the Fee Application or awarding any particular amount of attorneys’ fees or Service Award.3

[3]

Out of any awarded fees, Plaintiff Counsel will pay an amount not to exceed 5% to Lieff Cabraser Heimann & Bernstein, LLP, 275 Battery St., San Francisco, CA 94111, and Prickett, Jones & Elliott, P.A., 1310 N. King St., Wilmington, DE 19801, counsel for plaintiff in Sergeants Benevolent Assoc. Annuity Fund v. The Goldman Sachs Group, Inc., C.A. No. 2019-0998-KSJM (Del. Ch.). This payment will have no impact on the amount of the fees awarded by the Court.

VII. SETTLEMENT HEARING

The Court has scheduled the Settlement Hearing for January 13, 2023 at 2:00 p.m., Eastern Daylight Time, at the United States District Court for the Southern District of New York, 40 Foley Square, New York, New York 10007, to: (i) determine whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to Goldman Sachs shareholders and to Goldman Sachs and should be approved by the Court; (ii) determine whether a Final Judgment and Order of Dismissal should be entered dismissing the Action with prejudice; (iii) determine whether any application for an award of attorneys’ fees and/or reimbursement of expenses submitted by Plaintiff and/or Plaintiff Counsel, if any, relating to their prosecution of the Action should be granted; (iv) hear and address any objections to the Settlement; and (v) rule on such other matters as the Court may deem appropriate.

The Court has reserved the right to: (i) approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to Goldman Sachs shareholders; and (ii) adjourn the Settlement Hearing (or any adjournment thereof), without further notice of any kind to Goldman Sachs shareholders.

VIII. RIGHT TO APPEAR AND OBJECT

Any Goldman Sachs stockholder who continues to own shares of Goldman Sachs common stock through the date of the Settlement Hearing may object to the Settlement, the Fee Application, or the Service Award. Objections must be in writing. You must file any written objection, together with copies of all other papers and briefs supporting the objection, with the Clerk’s Office at the United States District Court for the Southern District of New York at the address set forth below no later than December 23, 2022. Copies of the objection must also be delivered (by hand, first class mail, or express service) to Plaintiff Counsel and Defendants Counsel at the addresses set forth below such that the objection is received on or before December 23, 2022.

Clerk’s Office	Plaintiff Counsel	Defendants Counsel
United States District Court Southern District of New York 500 Pearl Street New York, NY 10007	Saxena White, P.A. Joseph E. White, III, Esq. 7777 Glades Road, Suite 300 Boca Raton, FL 33434	Paul Weiss Rifkind, Wharton & Garrison LLP Robert Y. Sperling, Esq. 1285 Ave. of the Americas New York, NY 10019

Any objections must: (i) identify the case name and case number Fulton County Employees’ Retirement System v. Blankfein et al., No. 1:19-cv-01562 (VSB) (S.D.N.Y.); (ii) state the objector’s name, address, and telephone number, and if represented by counsel, the name, address, and telephone number of the objector’s counsel, and must be signed by the objector; (iii) contain a representation as to whether the objector and/or his, her, or its counsel intends to appear at the Settlement Hearing; (iv) contain a statement of the objection(s) to any matters before the Court, the grounds for the objection(s) or the reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; (v) if the objector has indicated that he, she, they, or it intends to appear at the Settlement Hearing, state the identities of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Hearing; and (vi) include documentation sufficient to prove that the objector owned shares of Goldman Sachs common stock as of the close of business on May 13, 2022, together with a statement that the objector continues to hold shares of Goldman Sachs common stock on the date of filing of the objection and will continue to hold shares of Goldman Sachs common stock as of the date of the Settlement Hearing. Documentation establishing ownership of Goldman Sachs common stock must consist of copies of a brokerage account statement or an authorized statement from the objector’s broker containing the information found in an account statement. Please note that you may not ask the Court to order a larger settlement; the Court can only approve or deny the

Settlement. You may not object to the Settlement, the Fee Application or the Service Award if you are not a current Goldman Sachs stockholder.

You may also appear at the Settlement Hearing, either in person or through your own attorney. If you wish to be heard orally at the Settlement Hearing, assuming you timely file and serve a written objection as described above, you must also file a notice of appearance with the Clerk’s Office and serve it on Plaintiff Counsel and Defendants Counsel at the addresses set forth above so that the notice is received on or before December 23, 2022. If you appear through your own attorney, you are responsible for paying that attorney, and that attorney must file a notice of appearance with the Clerk’s Office and serve it on Plaintiff Counsel and Defendants Counsel at the addresses set forth above so that the notice is received on or before December 23, 2022. Objectors and/or their counsel may be heard orally at the discretion of the Court.

Any Goldman Sachs shareholder who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall forever be foreclosed from raising such objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and any amount of attorneys’ fees and/or reimbursement of expenses awarded to Plaintiff, unless otherwise ordered by the Court, but shall otherwise be bound by the Preliminary Approval Order and the Final Judgment and Order of Dismissal to be entered, including the releases set forth therein.

IX. ORDER AND FINAL JUDGMENT OF THE COURT

If the Court determines that the Settlement is fair, reasonable and adequate, the Parties will ask the Court to enter a Final Judgment and Order of Dismissal, which will, among other things:

1.	Approve the Settlement as fair, reasonable and adequate to Goldman Sachs and its shareholders;

2.	Grant Plaintiff an award of attorneys’ fees and/or reimbursement of expenses;

3.	As of the Effective Date, release and discharge the Released Parties from any and all liability with respect to the Released Claims; and

4.	As of the Effective Date, permanently bar and enjoin the institution or prosecution against the Released Parties of any action asserting or relating in any way to the Released Claims.

X. SCOPE OF THE NOTICE

This Notice contains only a summary of the Action and the terms of the proposed Settlement. For a more detailed statement of the matters involved in the Action, reference is made to the pleadings, to the Stipulation and to all other papers publicly filed in the Action, which may be inspected by you or your attorney at the Office of the Clerk of Court for the United States District Court for the Southern District of New York, United States Courthouse, 500 Pearl Street, New York, New York 10007, during regular business hours of each business day.

Please visit www.saxenawhite.com/cases/goldman-sachs-group/ if you wish to obtain a copy of the Stipulation. Should you have any other questions regarding the proposed Settlement or the Action, please contact Plaintiff Counsel:

SAXENA WHITE P.A.

Steven B. Singer

10 Bank Street, 8th Floor

White Plains, NY 10606

Phone: (914) 437-8551

Fax: (888) 631-3611

Maya Saxena

Joseph E. White, III

Lester R. Hooker

Adam D. Warden

7777 Glades Road, Suite 300

Boca Raton, FL 33434

Phone: (561) 394-3399

Fax: (561) 394-3382

PLEASE DO NOT CALL OR WRITE THE COURT REGARDING THIS NOTICE.

Dated: September 22, 2022

BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK